UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 31, 2009

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 31, 2009, we determined that our previously issued consolidated income statement for the quarters ended June 30, 2008 and September 30, 2008 and consolidated balance sheet as of June 30, 2008 and September 30, 2008 presented in our Forms 10-Q filed on August 14, 2008 and November 14, 2008, respectively, should be restated with respect to the accounting for a beneficial conversion feature related to the issuance of debentures.

On April 30, 2008, we issued convertible debentures with a mandatory redemption date of April 30, 2010. We concluded that the convertible debentures contained a beneficial conversion feature at issuance. We erroneously recorded the full expense related to the beneficial conversion feature at inception of the debentures in the quarter ended June 30, 2008. The cost associated with the beneficial conversion feature should have been amortized over the two year term of the debentures. The correction of this error would have resulted in $517,498 less expense during the second fiscal quarter of 2008 and $62,657 of additional expense for our third fiscal quarter of 2008.

We do not currently have an audit committee, and the functions of any such committee are performed by our Board of Directors. Although our Board of Directors did not discuss the matters disclosed in this Form 8-K with Deloitte AG, our interim Chief Financial Officer has discussed these matters with our auditors, Deloitte AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Erik Herlyn

Erik Herlyn

Chief Executive Officer, Interim Chief Financial Officer

Dated: April 6, 2009